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                                                                    EXHIBIT 10.2

                               CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY

 CONFIDENTIAL TREATMENT REQUESTED:  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT
    HAS BEEN REQUESTED IS OMITTED AND NOTED WITH "***." AN UNREDACTED VERSION OF
      THIS DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE
                                                                     COMMISSION.

                             FIRST AMENDMENT TO THE
                        EXCLUSIVE DISTRIBUTION AGREEMENT

      This FIRST AMENDMENT TO THE EXCLUSIVE DISTRIBUTION AGREEMENT (this "Amendment"), effective as of March 24, 2005, is entered into by and between BAXTER HEALTHCARE CORPORATION with its principal place of business at One Baxter Parkway, Deerfield, Illinois 60015-4633 ("Baxter"), and HALOZYME, INC. with its principal place of business at 11588 Sorrento Valley Road, Suite 17, San Diego, California 92121 ("Halozyme"), and is the first amendment to that EXCLUSIVE DISTRIBUTION AGREEMENT (the "Distribution Agreement") between Baxter and Halozyme that was entered into as of August 13, 2004.

      WHEREAS, the parties are in connection herewith entering into a Development and Supply Agreement (the "Development and Supply Agreement") that reflects the parties' ongoing efforts to develop and supply Initial Product(s) and potentially Other Product(s) the active ingredient of which is human recombinant PH20 hyaluronidase for certain indications; and

      WHEREAS, the parties wish to provide for a specific and consistent definition and treatment of the Initial Product(s) and potentially Other Product(s) pursuant to the terms of the Development and Supply Agreement and the Distribution Agreement, the parties hereto agree to amend the Distribution Agreement as follows:

"Product", as used in the Distribution Agreement, shall have the same meaning as provided for "Initial Product(s)", as defined in the Development and Supply Agreement;

"Improvements", as used in the Distribution Agreement, shall have the same meaning as provided for "improvements" under the definition of "Initial Product(s)", as defined in the Development and Supply Agreement;

"Other Products", as used in the Distribution Agreement, shall have the same meaning as provided for "Other Products", as defined in the Development and Supply Agreement;

The "Indemnification" provisions of the Development and Supply Agreement (specifically Section 15, including Sub-sections 15.1-15.3) shall apply equally to Products, Improvements and Other Products (individually and collectively "Distributed Product(s)") under this Distribution Agreement, with "this Agreement" referring to this Distribution Agreement, "API" referring to API supplied to Baxter for the Production of Distributed Product(s), and "Product" referring to Distributed Product(s).

Sub-section 1.6 of the Distribution Agreement is hereby replaced in its entirety with the following:

  *** Confidential material redacted and submitted separately to the Commission

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                                CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY

            "1.6 Right of First Refusal for Other Products. With regard to potential Other Products, Halozyme hereby grants to Baxter a first right of refusal (exercisable for six months from the date of written notice of such potential Other Product to Baxter) to include any such potential product within the scope of Product of this Agreement in exchange for, inter alia, the Financial Considerations provided under Sections 2.1 through 2.6 of this Agreement (or their substantial equivalent as mutually agreed by the parties). If Baxter does not provide such written notice during the applicable six (6) month period, then such potential product shall not become a Product and Baxter shall have no rights under this Agreement with respect to such product."

Adding the following sub-section hereby amends Section 4 Covenants of Baxter, of the Agreement:

            "4.3 Marketing and Incremental Sales Costs. Baxter shall be solely responsible for the combined marketing and incremental sales costs of the Initial Product and Other Products as defined in the Development and Supply Agreement to be executed between the parties by March 24, 2005. In no event will total combined marketing and incremental sales costs paid by Baxter hereunder exceed *** on an annualized basis. In the event that the parties agree in advance to combine marketing and incremental sales costs in excess of ***, such excess marketing and incremental sales costs shall be shared *** between Baxter and Halozyme.

                  4.3.1 The combined marketing and incremental sales costs
            required to promote the Initial Product and Other Products shall include the following: (i) direct salary and headcount costs directly related to such activity (ii) attendance at conventions and conferences (iii) marketing promotions, (iv) public relations, (v) marketing communication programs, (vi) sales meetings, (vii) Product catalogs, (viii) telemarketing, (ix) market research, (x) direct mail, (xi) Product ads, (xii) travel costs and (xiii) use of consultants (if and to the extent that in each case (i) to (xiii) such costs are directly allocable to promoting the Initial Product and/or Other Products)."

Adding the following subsection hereby amends Section 1.2 Territories of the
Agreement:

            "1.2.1 Baxter shall make the decision to enter the European market, (hereinafter referred to as an "Additional Territory" as defined in the Agreement) on or before ***. It is agreed by the parties that the Gross Profit calculation split, as set forth under Section 2.1 of the Agreement will not apply to the European market. The parties further agree that the Gross Profit split for the European market shall be modeled after the U.S. Distribution Agreement dated August 13, 2004, as amended. In the event that the parties cannot agree on the U.S. model,

  *** Confidential material redacted and submitted separately to the Commission

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                                CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY

      then the parties shall negotiate in good faith to develop an equitable split formula for the European market."

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall be deemed to be a valid amendment in accordance with
Section 9.4 of the Distribution Agreement.

      IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to the Exclusive Distribution Agreement to be executed by their duly authorized representatives as of the Effective Date above written.

HALOZYME, INC.                          BAXTER HEALTHCARE
                                        CORPORATION

By:    /s/ Jonathan Lim                  By:    /s/ Daniel Tasse

Name:  Jonathan Lim                      Name:  Daniel Tasse
Title: President and Chief               Title: General Manager - ACCO/Baxter
       Executive Officer

  *** Confidential material redacted and submitted separately to the Commission